Exhibit 5.1

January 7, 2025

Guild Holdings Company 5887 Copley Drive San Diego, California 92111

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Guild Holdings Company, a Delaware corporation (the “Company”), and are rendering this opinion in connection with the filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”). The Registration Statement relates to the resale or distribution from time to time by the selling stockholders named in the Prospectus of up to 48,499,632 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”) of the Company as offered by the selling stockholders ( the “Offered Common Stock”). An aggregate of 575,153 of the shares of Offered Common Stock are subject to forfeiture restrictions under restricted stock unit awards (the “RSUs”). The shares of Offered Common Stock may be issued and sold by the selling stockholders from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, and (iii) the Amended and Restated By-laws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents.

Guild Holdings Company

January 7, 2025

For the purposes of this opinion letter, we have further assumed that, at the time of the issuance, sale and delivery of any shares of Offered Common Stock under the Registration Statement: (a) the authorization thereof by the Company will not have been modified or rescinded; and (b) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

Based upon the assumptions set forth above, we are of the opinion that:

1.            The Company is a corporation validly existing and in good standing under the laws of the state of Delaware. Our opinion in this paragraph has been rendered with your understanding that we have relied solely as to the valid existence of the Company in the State of Delaware on a certificate of good standing dated January 3, 2025.

2.            The shares of Offered Common Stock, other than those underlying the RSUs, are validly issued, fully paid and nonassessable.

3.            When the Offered Common Shares underlying the RSUs are no longer subject to forfeiture restrictions and the Offered Common Shares are issued upon settlement of the RSUs, such Offered Common Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the law of any jurisdiction other than the federal securities laws of the United States and the laws of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the commission or that this consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Ballard Spahr LLP